Exhibit 10.1

EXECUTION VERSION

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made as of March 6, 2013, by and between Discovery Communications, Inc., a Delaware corporation (“Buyer”), and Advance Programming Holdings, LLC, a Delaware limited liability company (“Seller”).

WITNESSETH:

WHEREAS, Seller owns 4,550,000 shares of Series C convertible preferred stock, par value $0.01 per share, of Buyer (the “Series C Preferred Stock”), and Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller 4,000,000 of such shares of Series C Preferred Stock (the “Repurchase Shares”) on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, FTI Ventures LLC (the “Selling Stockholder”) contemplates selling through an underwritten public offering (the “Secondary Offering”) shares of the Series C common stock, par value $0.01 per share, of Buyer (such shares, the “Secondary Offering Shares” and, such stock, the “Series C Common Stock”), pursuant to the Underwriting Agreement, dated as of the date hereof (the “Underwriting Agreement”), among Buyer, the Selling Stockholder and the several Underwriters named in Schedule 1 thereto;

NOW, THEREFORE, in consideration of the representations, warranties, promises and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

1. Sale and Transfer of the Repurchase Shares.

1.1 Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell and transfer to Buyer, and Buyer will purchase from Seller, the Repurchase Shares, free and clear of all liens, security interests and other encumbrances.

1.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall pay to Seller in consideration for the sale and transfer of the Repurchase Shares, the Purchase Price. As used herein, “Purchase Price” means $256,410,000 which is equal to the product (rounded to the nearest whole cent) of (a) the number of Repurchase Shares, multiplied by (b) 99% of the public offering price per share of the Series C Common Stock sold in the Secondary Offering.

1.3 Closing. The closing (the “Closing”) of the purchase and sale of the Repurchase Shares shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, NY 10007 at 9:00 a.m., local time, on the later of (a) April 5, 2013 or (b) the date that is two (2) business days subsequent to the satisfaction or waiver of the conditions set forth in Section 2 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time, date or place as Buyer and Seller may agree in writing (the date on which the Closing actually occurs being referred to herein as the “Closing Date”).

1.4 Closing Obligations. At the Closing:

(a) Seller will deliver (or cause to be delivered) to Buyer (the “Seller Closing Deliveries”): (i) the certificate representing the Shares, duly endorsed by Seller, as applicable (or accompanied by duly executed stock powers) and (ii) two duly completed and executed original copies of Internal Revenue Service (the “IRS”) Form W-9 certifying that Seller is not subject to backup withholding in connection with the payment by Buyer of the Purchase Price for the Repurchase Shares pursuant to this Agreement.

(b) Buyer will deliver (or cause to be delivered) to Seller (the “Buyer Closing Deliveries”) (i) the Purchase Price in immediately available funds by wire transfer to an account specified by Seller not less than two business days prior to the Closing and (ii) a new certificate evidencing any shares of Series C Preferred Stock to be retained by Seller following the Closing.

2. Closing Conditions.

2.1 Conditions to Buyer’s Obligations. The obligation of Buyer to purchase the Repurchase Shares at the Closing is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following conditions:

(a) Each representation and warranty made by Seller in Section 4 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

(b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with by Seller.

(c) Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an authorized signatory of Seller, certifying that the conditions set forth in Sections 2.1(a) and 2.1(b) above have been satisfied.

(d) Seller shall have delivered at or prior to the Closing to Buyer or its designee the Seller Closing Deliveries.

(e) The Secondary Offering shall have been consummated in accordance with the terms and conditions set forth in the Underwriting Agreement. (For greater certainty all references to the consummation or completion of the Secondary Offering contained herein do not require the exercise of any option granted to the underwriters for such offering.)

2.2 Conditions to Seller’s Obligations. The obligation of Seller to sell the Repurchase Shares to Buyer at the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following conditions:

(a) Each representation and warranty made by Buyer in Section 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

(b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with by Buyer.

(c) Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an authorized signatory of Buyer, certifying that the conditions set forth in Sections 2.2(a) and 2.2(b) above have been satisfied.

(d) Buyer shall have delivered at or prior to the Closing to Seller or its designee the Buyer Closing Deliveries.

(e) The Secondary Offering shall have been consummated in accordance with the terms and conditions set forth in the Underwriting Agreement. (For greater certainty all references to the consummation or completion of the Secondary Offering contained herein do not require the exercise of any option granted to the underwriters for such offering.)

3. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

3.1 Authority, No Conflict.

(a) This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery of this Agreement, and the consummation and performance of the transaction contemplated hereby, by Buyer will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Buyer is a party or by which Buyer may be bound, or to which any of the property or assets of Buyer is subject, or (ii) result in any violation by Buyer of the provisions of the (A) charter or by-laws or other organizational instrument of Buyer, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Buyer or any of its properties.

3.2 Exemption from Liability Under Section 16(b). Based on Seller’s representation in Section 4.3 below, the terms of the transaction contemplated by this Agreement were approved prior to the execution and delivery of this Agreement by Buyer’s board of directors in accordance with Rule 16b-3(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of exempting such transaction from Section 16(b) of the Exchange Act.

4. Representations and Warranties of Seller. Seller represents and warrants to Buyer:

4.1 Authority, No Conflict.

(a) This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the full right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery of this Agreement, and the consummation and performance of the transaction contemplated hereby, by Seller will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Repurchase Shares pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which any of the property or assets of Seller is subject, or (ii) result in any violation by Seller of the provisions of the (A) charter or by-laws or other organizational instrument of Seller, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Seller or any of its properties.

4.2 Title. Seller is, and as of immediately prior to the Closing shall be, the record and beneficial owner and holder of the Repurchase Shares, free and clear of all liens, security interests and other encumbrances.

4.3 Exemption from Liability Under Section 16(b). Each of ANPP and Seller is a director of Buyer by deputization because of its relationship with Robert Miron, Steven Miron and S. Decker Anstrom, the preferred stock directors of Buyer.

5. Additional Agreements.

5.1 Additional Agreements. The parties shall and shall cause their subsidiaries to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

5.2 Public Announcements. Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, neither party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided, however, that (i) nothing contained herein shall prevent either party from promptly making any filings with any governmental entity or disclosures to any stock exchange, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) for the avoidance of doubt (and without limitation of the foregoing clause (i)), (A) without Seller’s consent, Buyer may file (x) a Current Report on Form 8-K disclosing the execution and delivery of this Agreement and setting forth a description of the terms hereof and (y) this Agreement as an exhibit to any of its securities law filings and (B) without Buyer’s consent, Seller may file (x) a Form 4 or Schedule 13-D disclosing the execution and delivery of this Agreement and setting forth a description of the terms hereof and (y) this Agreement as an exhibit to any of its securities law filings.

6. Miscellaneous.

6.1 Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing, by mutual written consent of Seller and Buyer or (ii) at the election of Seller or Buyer by written notice to the other party hereto after 5:00 p.m., New York time, on December 31, 2013, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of Seller and Buyer; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose subsidiaries’ or affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date.

6.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

6.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

6.4 Survival. The representations, warranties and agreements made herein shall survive the Closing.

6.5 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Buyer, to:

Discovery Communications, Inc.

One Discovery Place

Silver Spring, MD 20910

Attention: Stephanie D. Marks

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention: Erika L. Robinson

If to Seller, to:

Advance Programming Holdings, LLC

5000 Campuswood Drive

E. Syracuse, NY 13057

Attention: Steven A. Miron

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: David B. Harms

and

Sabin, Bermant & Gould LLP

Four Times Square

New York, NY 10036

Attention: Craig D. Holleman

6.8 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction.

6.9 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.10 Expenses. Each party to this Agreement will bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

6.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Andrew Warren
Name:	Andrew Warren
Title:	Senior Executive Vice President and Chief Financial Officer

SELLER:

ADVANCE PROGRAMMING HOLDINGS, LLC

By:	/s/ Steven A. Miron
Name:	Steven A. Miron
Title:	Manager